UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2005

The Reynolds and Reynolds Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-10147	31-0421120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Reynolds Way, Dayton, Ohio		45430
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	937-485-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

The Company periodically reviews the compensation plan for its non-employee members of the Board of Directors by engaging an independent compensation consultant to review the competitiveness of the Company's compensation (both cash and equity) to ensure that the plan is properly structured to attract and retain directors. The results of the most recent review indicated that the current compensation plan is below peer and market groups.

On May 2, 2005, at the Company's quarterly board of directors meeting, the Company increased the fees paid to non-employee directors of its board of directors, effective immediately after the May meeting, to bring the compensation nearer to market levels. The Company increased the cash compensation as follows: annual retainer to $30,000, Committee meeting fees to $1,500, Committee chair annual retainer (other than Audit)to $5,000 and Audit Committee chair annual retainer to $7,500. The Company is also reviewing the equity component of the compensation plan and expects to increase the value of such compensation at its 2005 August quarterly meeting.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Reynolds and Reynolds Company

May 9, 2005	By:	Douglas M. Ventura

Name: Douglas M. Ventura
Title: EVP, Reynolds International and Corporate Services